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Exhibit 23.6

                      Independent Auditors' Consent

We consent to the incorporation by reference in the Registration Statement of Safeguard Scientifics, Inc. on Form S-8 of our report dated February 24, 1999 appearing in the Annual Report on Form 10-K of OAO Technology Solutions, Inc. for the year ended December 31, 1998.

/S/ DELOITTE & TOUCHE LLP

Washington, DC
March 29, 1999